SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934
                            (Amendment No.    )

Filed by the Registrant[X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           KESTREL ENERGY, INC.
             (Name of Registrant as Specified in Its Charter)



 (Name of Person(s) Filing Proxy Statement if other than the Registrant):
                                    N/A

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

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     4)  Date Filed:

                           KESTREL ENERGY, INC.
                        999 18TH STREET, SUITE 2490
                          DENVER, COLORADO 80202
                              (303) 295-0344

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD DECEMBER 8, 1999
                                10:00 A.M.


To Our Shareholders:

     We strongly encourage your attendance and participation at the Annual Meeting of Shareholders of Kestrel Energy, Inc., which will be held at 10:00 a.m. on Wednesday, December 8, 1999 in the Management Briefing Center at Wells Fargo Bank of Denver, N.A., North Tower, 4th Floor, 633 17th Street, Denver, Colorado for the following purposes:

     1.   To elect six directors to the Board;

     2. To approve and ratify the selection of KPMG LLP as the Company's independent certified public accountants and auditors for the fiscal year ending June 30, 2000;

     3. To approve an amendment to the Company's Stock Option Plan to increase the number of shares reserved under the Plan; and

     4. To transact such other business as may properly come before the meeting.

     A Proxy Statement explaining the matters to be acted upon at the meeting is enclosed.

     The Board of Directors has designated October 22, 1999 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS WOULD LIKE TO EMPHASIZE THE IMPORTANCE OF EXERCISING YOUR RIGHTS AS SHAREHOLDERS TO VOTE ON THE ISSUES DESCRIBED IN THE ENCLOSED PROXY STATEMENT. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS, APPROVE THE SELECTION OF KPMG LLP AND APPROVE THE AMENDMENT TO THE STOCK OPTION PLAN.

     YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

October 28, 1999                                          Timothy L. Hoops
                                                                 President

                                                         Mark A. Boatright
                                                                 Secretary




                           KESTREL ENERGY, INC.
                        999 18TH STREET, SUITE 2490
                          DENVER, COLORADO 80202

                              PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD DECEMBER 8, 1999
                                10:00 A.M.

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF KESTREL ENERGY, INC., A COLORADO CORPORATION (THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE MANAGEMENT BRIEFING CENTER AT WELLS FARGO BANK OF DENVER, N.A., NORTH TOWER, 4TH FLOOR, 633 17TH STREET, DENVER, COLORADO ON WEDNESDAY, DECEMBER 8, 1999 AT 10:00 A.M., MOUNTAIN STANDARD TIME, AND AT ANY ADJOURNMENT THEREOF. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about October 28, 1999.

     The expense of the Board of Directors' Proxy solicitation will be borne by the Company. In addition to solicitation of Proxies by use of the mails, some of the Company's officers and directors may solicit Proxies by telephone, telegraph or personal interview without any additional compensation to them. The Company will reimburse brokers, nominees, custodians and other fiduciaries for expenses in forwarding Proxy materials to their principals.

     Any shareholder giving a Proxy on the enclosed form may revoke it at any time prior to the exercise thereof by advising the Secretary of the Company in writing at the above address, by properly executing a later dated Proxy or by appearing in person and voting at the Annual Meeting.

                             VOTING OF SHARES

     Only holders of the Company's outstanding shares of common stock, no par value ("Common Stock"), of record at the close of business on October 22, 1999, will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. On that date, there were 6,336,000 shares of Common Stock outstanding.

     Cumulative voting in the election of directors is allowed. Under cumulative voting, each shareholder is entitled to cast a number of votes in the election of directors equal to the number of directors to be elected multiplied by the number of shares being voted. The shareholder may cast his vote for one nominee or may distribute the votes among nominees in any manner. Unless directed otherwise, the enclosed Proxy gives discretionary authority to cumulate votes in the election of directors. On all matters other than the election of directors, each shareholder will be entitled to one vote per share. The election of directors requires that the six candidates having the highest number of votes cast in favor of their election are elected to the Board of Directors. The approval of KPMG LLP and the amendment to the Stock Option Plan require an affirmative vote of a majority of the outstanding shares of Common Stock. THE BOARD OF DIRECTORS URGES EACH SHAREHOLDER TO MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.


         STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as far as is known to the Board of Directors or the management of the Company, the only persons owning on October 15, 1999 more than five percent of the outstanding shares of the Company's Common Stock. For purposes of this disclosure, the amount of the Company's Common Stock beneficially owned is the aggregate number of shares of the Common Stock outstanding on such date plus an amount equal to the aggregate amount of Common Stock which could be issued upon the exercise of stock options within 60 days of such date.

                                                Number
                             of Shares of Common Stock Beneficially Owned
                             --------------------------------------------
                                     Voting
                              and Investment Power
                             ----------------------
                                                                  Percent
Name and Address               Direct     Indirect   Total Shares  Owned
---------------------------  ---------- -----------  ------------ -------

Victoria International
  Petroleum N.L.             1,195,221      ---       1,195,221    18.9%
10th Flr., Exchange Plaza
2 The Esplanade
Perth 6000
Western Australia

Victoria Petroleum N.L.         ---     1,195,221(1)  1,195,221    18.9%
10th Flr., Exchange Plaza
2 The Esplanade
Perth 6000
Western Australia

Timothy L. Hoops             164,490(2) 1,195,221(3)  1,459,711    22.6%
P.O. Box 1079
Denver, CO 80201-1079

Robert J. Pett               140,208(4) 1,195,221(5)  1,335,429    20.7%
10th Flr., Exchange Plaza
2 The Esplanade
Perth 6000
Western Australia

John T. Kopcheff             189,415(6) 1,195,221(7)  1,384,637    21.2%
10th Flr., Exchange Plaza
2 The Esplanade
Perth 6000
Western Australia

Samson Exploration N.L.      1,117,000      ---       1,117,000    17.6%
Level 10, Exchange Plaza
2 The Esplanade
Perth 6000
Western Australia

The Equitable Life
  Assurance Society           840,000       ---        840,000     13.3%
City Place House
55 Basinghall St.
London England EC2V 5DR

CIBC Eyres Reed Australian
  Resources Fund              725,000       ---        725,000     11.4%
Level 45, Central Park
152-158 St. George's Terr.
Perth 6000
Western Australia


(1) Victoria International Petroleum N.L. ("VIP"), the record holder of the shares, is a wholly owned subsidiary of Victoria Petroleum N.L. ("VP"), which is therefore deemed to be another beneficial owner of the shares. Resolute Limited, a publicly held Australian mining and natural resources company ("Resolute"), owns 16.8% of VP. Resolute disclaims beneficial ownership of the shares.
(2)  Includes vested options to purchase up to 136,580 shares
(3) Mr. Hoops is a director of VIP and of VP. As a result, all shares held by VIP directly and VP indirectly are listed as indirectly held by Mr. Hoops.
(4)  Includes vested options to purchase up to 130,208 shares
(5) Mr. Pett is the Chairman and a director of VIP and a director of VP. As a result, all shares held by VIP directly and VP indirectly are listed as indirectly held by Mr. Pett.
(6)  Includes vested options to purchase up to 185,415 shares
(7) Mr. Kopcheff is a director of VIP and VP. As a result, all shares held by VIP directly and VP indirectly are listed as indirectly held by Mr. Kopcheff.


     The following table sets forth the number of shares beneficially owned on October 15, 1999 by the Company's executive officers and directors, and by all of the executive officers and directors as a group. For purposes of this disclosure, the amount of the Company's Common Stock beneficially owned is the aggregate number of shares of the Common Stock outstanding on such date plus an amount equal to the aggregate amount of Common Stock which could be issued upon the exercise of stock options within 60 days of such date.





                                                   Shares of
                                                  Common Stock
                               Position(s)        Beneficially
                                 With the          Owned and      Percent
Name and Address                 Company        Options Granted    Owned
--------------------------- -----------------   ---------------   -------

Timothy L. Hoops             President, Chief   1,459,711(1)(2)    22.6%
P.O. Box 1079                Executive Officer
Denver, CO 80201-1079        and Director

Robert J. Pett               Chairman of the    1,335,429(3)(4)    20.7%
10th Flr., Exchange Plaza    Board and
2 The Esplanade              Director
Perth 6000
Western Australia

Mark A. Boatright            Vice President -      56,164(5)        <1%
1475 Lawrence St.            Finance, Chief
Suite 310                    Financial Officer
Denver, CO 80202             and Director

John T. Kopcheff             Vice President -   1,384,637(5)(6)    21.2%
10th Flr., Exchange Plaza    International and
2 The Esplanade              Director
Perth 6000
Western Australia

Kenneth W. Nickerson         Director              37,409(5)        <1%
10780 Hanson St.
Johannesburg, MI 49751

Mark A.E. Syropoulo          Director              178,000(7)       2.7%
Lot 42 Gumboil Road
Cooroy Queensland 4563
Australia

All Directors and Executive
   Officers as a Group
   (6 persons)                                     1,960,907       27.9%


(1) Mr. Hoops is a director of Victoria International Petroleum N.L. ("VIP") and of Victoria Petroleum N.L. ("VP"). As a result, all shares held by VIP directly and by VP indirectly are listed as held by Mr. Hoops.
(2)  Includes vested options to purchase up to 136,580.
(3) Mr. Pett is the Chairman and a director of VIP and a director of VP. As a result, all shares held by VIP directly and VP indirectly are listed as held by Mr. Pett.
(4)  Includes vested options to purchase up to 130,208 shares.
(5) Includes vested options to purchase up to 52,164 shares, 185,415 shares and 37,409 shares granted to Messrs. Boatright, Kopcheff and Nickerson, respectively.
(6) Mr. Kopcheff is a director of VIP and VP. As a result, all shares held by VIP directly and VP indirectly are listed as held by Mr. Kopcheff.
(7) Consists of vested options to purchase 140,000 shares and 38,000 shares owned by Syrops & Co. Pty. Ltd.

                           ELECTION OF DIRECTORS

     Six directors are to be elected to serve until the 2000 annual meeting of shareholders and until each of their successors shall have been elected and qualified. IT IS INTENDED THAT THE ENCLOSED PROXIES, UNLESS DIRECTED OTHERWISE, WILL BE VOTED FOR THE FOLLOWING NOMINEES, ALL OF WHOM ARE PRESENTLY DIRECTORS OF THE COMPANY AND HAVE BEEN NOMINATED FOR RE-ELECTION BY THE BOARD OF DIRECTORS.

     There is no arrangement or understanding between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director or nominee. The names of and certain information with respect to the persons nominated for election as directors are as follows:

     TIMOTHY L. HOOPS, age 43, was appointed President, Chief Executive Officer and Director on June 1, 1992. Mr. Hoops is a petroleum geologist with 20 years experience in the continental USA and Australia. Mr. Hoops is President and a Director of the Company's wholly owned subsidiary, Victoria Exploration, Inc., an independent oil and gas producer, where he has served as an officer and Director since 1987. He has been President and a Director of Kestrel Energy California, Inc., another wholly owned subsidiary and oil and gas producer, since March 1997. He has also been a Director of Victoria International Petroleum N.L., an Australian oil and gas company, and of Victoria Petroleum N.L., its parent, since 1987. Mr. Hoops was Exploration Manager for Royal Resources Corporation, a publicly held Denver based company engaged in the exploration and development of oil and gas, from 1984 to 1987. Prior to 1984, Mr. Hoops was employed by Amoco Production, Cities Service and Santa Fe Energy. Mr. Hoops is a 1979 graduate of the Colorado School of Mines, with a degree in geology. Mr. Hoops is the brother-in-law of Mr. Boatright.

     ROBERT J. PETT, age 52, was appointed as a Director on June 1, 1992 and Chairman of the Board on January 16, 1995. Mr. Pett served as Secretary, Treasurer and Vice President of the Company during various periods from June 1992 to January 1995. Mr. Pett has been a director of Victoria International Petroleum N.L. since 1986. Mr. Pett has been Chairman of Victoria Petroleum N.L. for 15 years. He is currently Chairman of Resolute Limited, an Australian mining and natural resources company, which provides office facilities and administrative services to Victoria Petroleum N.L. on a pro-rata reimbursement of expenses basis. He is a Director of Sapphire Mines N.L., an Australian precious gem mining company, and he is a Director of Victoria Exploration, Inc. and Kestrel Energy California, Inc. Mr. Pett holds a Masters Degree in Economics (Queens University, Canada).

     MARK A. BOATRIGHT, age 42, was appointed a Director on October 18, 1993, and as Vice President - Finance, Chief Financial Officer, Treasurer and Secretary on January 16, 1995. He also holds the same positions at Kestrel Energy California, Inc. and Victoria Exploration, Inc. Mr. Boatright is President of Boatright and Associates, P.C., Certified Public Accountants. Mr. Boatright has over 20 years experience in financial accounting and specializes in oil and gas accounting and international taxation. Mr. Boatright currently acts as a consultant in international taxation and accounting for various oil and gas companies. He also is President of Regatta Financial Services, a registered investment advisory firm. Prior to establishing his own accounting practice, Mr. Boatright was the tax manager for Bradley, Allen & Associates, P.C., Certified Public Accountants. Mr. Boatright is a 1979 cum laude graduate of the University of Colorado with a degree in finance. He has been providing accounting and financial services to the Company since June, 1992. Mr. Boatright is the brother-in-law of Mr. Hoops.

     JOHN T. KOPCHEFF, age 51, was appointed as Vice President - International and a Director of the Company on January 16, 1995. He also holds the same positions at Kestrel Energy California, Inc. and Victoria Exploration, Inc. Mr. Kopcheff is a geologist with 29 years experience in petroleum in Australia, Southeast Asia, United States, South America and the North Sea, both in field geological operations and management. Mr. Kopcheff has been a Director of Victoria International Petroleum N.L. since 1986, and a Director of Victoria Petroleum N.L. since 1984. Prior to his appointment with the Company, he provided various services to the Company relating to its international exploration activities on a consulting basis. He received a Bachelor of Science degree with honors from the University of Adelaide in 1970.

     KENNETH W. NICKERSON, age 79, is an independent petroleum and mineral geologist with over 49 years experience. He was appointed as a Director of the Company on December 16, 1992. From 1981 until 1988, Mr. Nickerson served as President, Director and Chief Operating Officer of Royal Resources Corporation, a publicly held Denver based company engaged in the exploration and development of oil and gas. Since then Mr. Nickerson has worked as a consulting geologist for various energy companies. Mr. Nickerson is a 1948 graduate of the Colorado School of Mines with a degree in geological engineering.

     MARK A.E. SYROPOULO, age 47, was appointed as a Director on January 14, 1998. Mr. Syropoulo has been an independent corporate consultant since 1994 and has during that time provided services to various entities in the natural resources, information technology and investment sectors, principally in Australia. He also acted as a consultant to the Company from May 1, 1997 until January 1998. Prior to 1994 he was managing director from 1987 to 1993 of Anglo Pacific Resources Limited, a United Kingdom mining and oil company associated with Anglovaal Holdings Limited, a major South African mining house. Mr. Syropoulo is a graduate of mathematics and economics and an honors graduate in economics of the University of Natal Durban, South Africa.

     In the event any one or more of the nominees shall be unable to serve as a director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as director, if elected.

     None of the nominees are directors of any other company having a class of equity securities registered under the Securities Exchange Act of 1934, or any company registered under the Investment Company Act of 1940.

     The Board of Directors acted six times by unanimous written consent during the fiscal year ended June 30, 1999. The Company has an Audit Committee which oversees the accounting controls for the Company. In fiscal 1999, the Committee which is comprised of Messrs. Boatright, Syropoulo and Pett acted one time by unanimous written consent.

     The Company also has a Compensation Committee, which committee makes recommendations on executive compensation and selects those persons eligible to receive grants of options under the Company's Stock Option Plan. Members of the Committee are Messrs. Nickerson and Syropoulo. The Committee acted five times in fiscal 1999 by unanimous written consent.

     The Company also has an Executive Committee which is comprised of Messrs. Hoops, Boatright and Syropoulo. The Executive Committee has as its primary function director-level review and approval of non-routine matters of significance during the periods between scheduled meetings of the Board of Directors. The Committee met 16 times in fiscal 1999. The Company does not have a nominating committee.

                            EXECUTIVE OFFICERS

     The executive officers of the Company are Timothy L. Hoops, President and Chief Executive Officer, Mark A. Boatright, Vice President-Finance, Chief Financial and Accounting Officer, Treasurer and Secretary, and John
T. Kopcheff, Vice President-International. See ELECTION OF DIRECTORS. Other officers of the Company include Richard L. Vine, Vice President-Engineering, Ira Pasternack, Vice President-Exploration and Denis I. Rakich, Assistant Secretary, but they are not considered executive officers.

     There is no arrangement or understanding between any of the executive officers and any other persons pursuant to which he was or is to be selected as an officer, nor is there any family relationship between or among any executive officers, except that Mr. Boatright is the brother-in-law of Mr. Hoops.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     An affiliate of the Company, Victoria International Petroleum N.L. ("VIP") has a current shareholding interest in the Company of 18.9% (16.3% diluted for currently vested options). As a result of the Company's close relationship with VIP, it has been afforded the opportunity to participate in various international oil and gas drilling opportunities located by VIP. In most cases, VIP has its own interest in the same drilling projects in which the Company agrees to participate and in some cases the Company has acquired its interest from VIP rather than directly from the operator or lead promoter of the prospects.

     To date, the Company has agreed to farm-in on several such international drilling permits, including some in Papua New Guinea and in Western Australia. The Company earns a right to participate by sharing in the costs of data review, seismic and drilling. In addition to the benefit, if any, to VIP's interest in these permits resulting from the Company's agreement to share these costs, the Company has agreed to pay a 5% royalty to VIP on the Company's interest in any international permits referred to the Company by VIP which produce net revenues for the Company. The Company believes that this arrangement is fair and reasonable and that the potential compensation to VIP is no greater than the Company would have paid in an arms length transaction with an unrelated party who provided comparable services. No royalties have ever been paid to VIP nor are any royalties owed to VIP as of the date hereof.

                          EXECUTIVE COMPENSATION

                        SUMMARY COMPENSATION TABLE

     The following sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company. No other officers of the Company received salary, bonus or other annual compensation in total from the Company, in excess of $100,000 during the same period.

                                       Annual Compensation
                                   ----------------------------
                                   Fiscal     Salary    Bonus    Options
NAME AND PRINCIPAL POSITION         Year       ($)       ($)       (#)
---------------------------        ------    --------  -------  ---------

Timothy L. Hoops, President,        1999     $144,000     $0    99,464(1)
  Chief Executive Officer,          1998     $144,000     $0        0
  and Director                      1997     $75,000   $35,000    18,000


(1)  Consists of previously granted options which were repriced in fiscal
1999.

     Mr. Hoops did not receive additional compensation other than noted above the aggregate amount of which was the lesser of either $50,000 or 10% of the total of annual salary, bonus and consulting fees reported for the executive officer.

     The Company reimburses its officers and directors for ordinary and necessary business expenses incurred by them on behalf of the Company.

     It is anticipated that, in fiscal 2000, Mr. Hoops will be paid a salary of $144,000 for services rendered to the Company and Victoria Exploration, Inc., plus retirement and health benefits. In fiscal 1997, Mr. Hoops received approximately $18,000 in consulting fees from Victoria Petroleum N.L. ("VP") and companies owned by VP for services provided to those companies in fiscal 1997. In fiscal 1998 Mr. Hoops no longer received those consulting fees. In addition, Mr. Hoops received fees as a director of VP in the amount of Australian $5,000 for fiscal 1999 and he expects to receive the same amount in fiscal 2000. Resolute Limited, a publicly held Australian mining and natural resources company, owns 16.8% of VP, which indirectly owns 18.9% of the Company.

             OPTION GRANTS FOR FISCAL YEAR ENDED JUNE 30, 1999

                                    Number Of    % of Total
                                    Securities    Options
                                    Underlying   Granted to   Exercise or
                                     Options    Employees in   Base Price
Name                                 Granted    Fiscal Year    ($/share)
--------------------------------    ----------  ------------  -----------

Timothy L. Hoops                    27,826(3)     26.6%(5)      $2.00(6)
  President, Chief Executive        15,484(3)                   $2.00(6)
  Officer and Director              42,105(3)                   $2.00(6)
                                    14,049(4)                   $2.00(6)

Robert J. Pett                      13,913(3)       N/A         $2.00(6)
  Chairman of the                    7,742(3)                   $2.00(6)
  Board and Director                21,053(3)                   $2.00(6)

Mark A. Boatright                     828(3)      5.3%(5)       $2.00(6)
  Vice President - Finance,          2,500(3)                   $2.00(6)
  Chief Financial Officer and        2,581(3)                   $2.00(6)
  Director                          14,049(4)                   $2.00(6)

John T. Kopcheff                    27,826(3)     11.2%(5)      $2.00(6)
  Vice President - International    15,484(3)                   $2.00(6)
  and Director                      42,105(3)                   $2.00(6)

Kenneth W. Nickerson                  828(3)        N/A         $2.00(6)
  Director                           2,500(3)                   $2.00(6)
                                     2,581(3)                   $2.00(6)
                                     5,000(3)                    $0.666

Mark A.E. Syropoulo                  5,000(3)       N/A          $0.666
  Director


                                            Potential Realizable Value at
                                               Assumed Annual Rates of
                                               Stock Price Appreciation
                                                   For Option Term
                                            -----------------------------
                                 Expiration
Name                                Date          5%($)(1)   10%($)(2)
------------------------------   ----------       --------   ---------

Timothy L. Hoops                  3-16-04         $35,061     $88,487
  President, Chief                11-2-05         $19,510     $49,239
  Executive Officer               3-28-06         $53,052     $133,894
  and Director                    6-16-07         $17,702     $44,676

Robert J. Pett                    3-16-04         $17,530     $44,243
  Chairman of the                 11-2-05          $9,755     $24,620
  Board and Director              3-28-06         $26,527     $66,949

Mark A. Boatright                 12-31-03         $1,043      $2,633
  Vice President - Finance,       9-30-04          $3,150      $7,950
  Chief Financial Officer         9-30-05          $3,252      $8,208
  and Director                    6-16-07         $17,702     $44,676

John T. Kopcheff                  3-16-04         $35,061     $88,487
  Vice President -                11-2-05         $19,510     $49,239
  International and               3-28-06         $53,052     $133,894
  Director

Kenneth W. Nickerson              12-31-03         $1,043      $2,633
  Director                        9-30-04          $3,150      $7,950
                                  9-30-05          $3,252      $8,208
                                  9-30-08          $2,079      $5,247

Mark A.E. Syropoulo               9-30-08          $2,079      $5,247
  Director


(1) This column represents the potential realizable value of each grant of options, based on the assumption that the market price of shares of Common Stock underlying the options will appreciate in value from the date of the grant to the end of the option term at the annual rate of five percent.
(2) This column represents the potential realizable value of each grant of options, based on the assumption that the market price of shares of Common Stock underlying the options will appreciate in value from the date of the grant to the end of the option term at the annual rate of ten percent.
(3)  Of this grant, all were nonqualified stock options.
(4)  Of this grant, all were incentive stock options.
(5) This percentage includes options previously granted which were repriced in fiscal 1999.
(6) On December 1, 1998, the Compensation Committee offered to exchange previously granted options with exercise prices above $2.00 for a reduced number of new options exercisable at $2.00 on a proportionate basis in relation to their original exercise price. See the Ten-Year Option Repricings Table and the Compensation Committee Report on Repricing below.

                        TEN-YEAR OPTION REPRICINGS

                                                  Number of       Market
                                                  Securities     Price of
                                                  Underlying     Stock at
                                                   Options       Time of
                                                 Repriced or    Repricing
Name                                     Date    Amended (#)       ($)
--------------------                   -------   -----------    ---------

Timothy L. Hoops                       12-1-98      27,826        $0.875
                                       12-1-98      15,484        $0.875
                                       12-1-98      42,105        $0.875
                                       12-1-98      14,049        $0.875

Robert J. Pett                         12-1-98      13,913        $0.875
                                       12-1-98      7,742         $0.875
                                       12-1-98      21,053        $0.875

Mark A. Boatright                      12-1-98       828          $0.875
                                       12-1-98      2,500         $0.875
                                       12-1-98      2,581         $0.875
                                       12-1-98      14,049        $0.875

John T. Kopcheff                       12-1-98      27,826        $0.875
                                       12-1-98      15,484        $0.875
                                       12-1-98      42,105        $0.875

Kenneth W. Nickerson                   12-1-98       828          $0.875
                                       12-1-98      2,500         $0.875
                                       12-1-98      2,581         $0.875

Mark A.E. Syropoulo                      N/A          0            N/A



                                                                Length of
                                       Exercise                 Original
                                       Price at                Option Term
                                       Time of                  Remaining
                                      Repricing      New        at Date of
                                          or       Exercise     Repricing
Name                                  Amendment     Price      or Amendment
--------------------                  ----------   --------    ------------

Timothy L. Hoops                        $2.875      $2.00        3-16-04
                                        $3.875      $2.00        11-2-05
                                        $2.375      $2.00        3-28-06
                                       $2.5625      $2.00        6-16-07

Robert J. Pett                          $2.875      $2.00        3-16-04
                                        $3.875      $2.00        11-2-05
                                        $2.375      $2.00        3-28-06

Mark A. Boatright                       $3.825      $2.00        12-31-03
                                        $4.00       $2.00        9-30-04
                                        $3.875      $2.00        9-30-05
                                       $2.5625      $2.00        6-16-07

John T. Kopcheff                        $2.875      $2.00        3-16-04
                                        $3.875      $2.00        11-2-05
                                        $2.375      $2.00        3-28-06

Kenneth W. Nickerson                    $3.825      $2.00        12-31-03
                                        $4.00       $2.00        9-30-04
                                        $3.875      $2.00        9-30-05

Mark A.E. Syropoulo                      N/A         N/A           N/A



                COMPENSATION COMMITTEE REPORT ON REPRICING

     On December 1, 1998, the Compensation Committee agreed to offer to exchange previously granted options with exercise prices above $2.00 for a reduced number of new options exercisable at $2.00 on a proportionate basis in relation to their original exercise price. The Committee recognized that certain previously granted stock options were "underwater" because the exercise prices were from $2.375 to $4.00 and the Company's stock was currently trading at around $1.00. The Committee believed that, while the grants were originally made with the intent of providing incentives and rewards for the employees and the consultants to the Company in recognition of their services and other contributions to the Company, and to induce them to provide diligent and valuable services to the Company in the future (which services would then increase the value of the Company's stock to the benefit of the Company's shareholders), and to alleviate the impact of paying below-market cash compensation to certain of the Company's officers, the effect of the consistently lower trading price over the past year had been to negate that incentive and provide no additional compensation to those officers. The Committee recognized that the repricing or exchanging of currently outstanding underwater options for new, lower priced options has been criticized by shareholder advocates because the repricings take the risk out of what is designed to be a mechanism for shareholders and executives to share the risks of, and the rewards from, the Company's share performance. However, the Committee concluded that, under these circumstances, repricing was in the best interests of the Company's shareholders as well as its employees and consultants.

     After considering various methods of effecting a repricing, the Committee agreed it was fair and reasonable for the Committee to offer to exchange old options with exercise prices above $2.00 on a proportionate basis in accordance with the original exercise price of the old option and to keep the exercise periods the same.

December 1, 1998                                  Kenneth W. Nickerson
                                                  Mark A.E. Syropoulo


      AGGREGATED OPTION EXERCISES FOR FISCAL YEAR ENDED JUNE 30, 1999
                        AND YEAR END OPTION VALUES

                        Shares                Number of
                      Exercised               Securities
                        during                Underlying       Value of
                        fiscal               Unexercised    In-the-Money-
                       year to     Value      Options at      Options at
                         date     Realized  June 30, 1999   June 30, 1999
        Name             (#)        ($)          (#)            ($)(1)
-------------------   ----------  --------  -------------   --------------
                                             Exercisable/    Exercisable/
                                            Unexercisable   Unexercisable
-------------------   ----------  --------  -------------   --------------

Timothy L. Hoops
  President, Chief
  Executive Officer,
  and Director            0         N/A       0/136,580          $0/0

Robert J. Pett
  Chairman of the
  Board and Director      0         N/A     12,500/62,708      $1,569/0

Mark A. Boatright
  Vice President -
  Finance, Chief
  Financial and
  Accounting Officer
  and Director            0         N/A        0/24,958          $0/0

John T. Kopcheff
  Vice President -
  International and
  Director                0         N/A       0/125,415          $0/0

Kenneth W. Nickerson
  Director                0         N/A     11,500/10,909      $7,988/0

Mark A.E. Syropoulo
  Director                0         N/A      5,000/30,000      $6,860/0


(1) For all unexercised options held as of June 30, 1999, the aggregate dollar value is the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. The price used to calculate these figures is the closing price as of June 30, 1999 on the Nasdaq SmallCap Market, which was $1.438 per share.

                           KESTREL ENERGY, INC.
                       COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

              COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation polices are designed to provide competitive levels of compensation through a combination of base level compensation, incentive stock options and cash bonus awards.

     The Committee reviews the President's performance periodically and reports to the Board of Directors on its evaluation of that performance. The Committee does not believe that it is reasonable, necessary or appropriate for such a small company to require or establish a direct or fixed relationship between the Company's financial performance and the Chief Executive Officer's compensation. The Committee instead considers a number of factors in making a subjective determination as to the compensation of the Chief Executive Officer, including determinations as to the level of salary, options and benefits: quality of service provided, amount of time devoted to the Company's business, level of expertise, dedication to the Company and its best interests, general management abilities and the Company's operational and financial performance.

     Mr. Hoops, the President of the Company, received a salary from the Company of $144,000 in fiscal 1999. Mr. Hoops received the same salary in 1998. The Committee has determined this to be an appropriate amount in view of the level of effort required of Mr. Hoops by the Company. Since 1998, there has been a significantly greater management burden stemming from the Company's acquisition of a 50% working interest in 9,000 net acres of petroleum leases in the San Joaquin Basin in California followed by its acquisition of more than 20,000 acres in the Green River Basin in southeast Wyoming.

     The Committee is aware that the Company has continued to experience poor financial results in fiscal 1999. The Committee believes the most significant causes of the poor 1999 financial results continue to be caused by low oil prices over much of the past year and, more importantly, the lack of success to date in the Company's exploratory drilling efforts. Similarly, the Committee believes that much of the downturn in the Company's stock price can be blamed on the general market malaise faced by many other oil companies of all sizes over much of the last year. On the other hand, the Committee has concluded that the Company's negative financial results and low stock price still precluded consideration of any bonus or stock option grants to the executive officers by the Committee for fiscal 1999.

     Richard L. Vine, the Company's Vice President of Engineering, and Ira Pasternack, Vice President of Exploration, who became employees of the Company during fiscal 1999 were the only officers of the Company to receive stock options grants in fiscal 1999 of 50,000 and 100,000, respectively. Besides the repricing of options which affected all of the directors and executive officers of the Company as discussed in another report by the Compensation Committee discussed above, the only other stock options granted in fiscal 1999 were to consultants and new employees and the automatic grant of options to purchase 5,000 shares to each of the members of the Compensation Committee pursuant to the Company's Stock Option Plan. All of the options were granted at the fair market value on the date of grant.

August 5, 1999                                       Kenneth W. Nickerson
                                                     Mark A.E. Syropoulo


                          DIRECTORS' REMUNERATION

     Directors who are not officers or employees of the Company are paid $900 for attendance at meetings of the Board or Committees thereof. Any director who serves on the Compensation Committee automatically receives 5,000 options each September 30 pursuant to the Company's Stock Option Plan. Accordingly, on September 30, 1998, both Messrs. Nickerson and Syropoulo, as members of the Compensation Committee, received fully vested options to purchase 5,000 shares of Common Stock at an exercise price of $0.666 per share, the fair market value on the date of grant. The options are exercisable for ten years from the date of grant.


                             PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return for (i) the Company, (ii) the MG Group 121 - Independent Oil and Gas and (iii) the Nasdaq Market Index. The MG Industry Group 353 consists of approximately 141 independent oil and gas companies, including the Company. The line graph and table cover the five year period from July 1994 through June 1999 and represent the total value of a $100 investment in each security/market index on July 1, 1994. All dividends are assumed to be reinvested.

                      -----     -----    -----    -----    -----   -----
                       1994      1995     1996     1997     1998    1999
                      -----     -----    -----    -----    -----   -----

Kestrel Energy Inc.     100     45.83   120.83     97.92    25.00   47.92

MG Group 121
  Independent Oil
  and Gas               100    104.20   124.49    141.19   122.06  124.13

Nasdaq Market Index     100    117.28   147.64    177.85   235.75  330.37

The information contained in this graph was compiled by Media General Financial Services of Richmond, Virginia. The Company will provide a list of the companies included in the various indices upon the written request of any shareholder.


 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                       RATIFICATION OF SELECTION OF
                INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

     KPMG LLP was appointed by the Board of Directors as the Company's independent certified public accountants and auditors on December 4, 1987. The decision was based upon a comparison of the services and fee arrangements offered by various accounting firms and an evaluation by the Board of Directors.

     Although ratification by shareholders of the selection of KPMG LLP is not required by the Colorado Business Corporation Act, or by the Company's Articles of Incorporation, as amended, or Bylaws, the Board of Directors believes that a decision of this nature should be confirmed by the Company's shareholders. Accordingly, shareholders are being asked to consider ratification of the selection of KPMG LLP for the fiscal year ending June 30, 2000. If a significant number of shares are voted against the ratification of this selection, or if the Board of Directors determines that the fees proposed to be charged by KPMG LLP are unreasonable for the Company under the circumstances, the Board of Directors will reconsider the selection for the fiscal year ending June 30, 2000.

     It is expected that KPMG LLP will have a representative at the Annual Meeting who will be given the opportunity to make any statement deemed necessary and will be available to answer questions.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                "FOR" THE RATIFICATION OF THE SELECTION OF
                   KPMG LLP AS THE INDEPENDENT CERTIFIED
                  PUBLIC ACCOUNTANTS AND AUDITORS FOR THE
                     FISCAL YEAR ENDING JUNE 30, 2000

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                  PROPOSAL TO AMEND THE STOCK OPTION PLAN

     The Stock Option Plan (the "Plan") was adopted by the Company in December of 1992 in order to grant stock options to officers, directors, key employees, advisors and consultants of the Company and its subsidiaries. On September 20, 1999, the Compensation Committee (the "Committee) approved an amendment to the Plan to increase the number of shares reserved under the Plan. The Company's Board of Directors and its Compensation Committee (consisting of Kenneth W. Nickerson and Mark A.E. Syropoulo, both of whom are outside directors) believe that an increase in the number of options available for grant is important to provide flexibility to the Committee in its administration of the Plan, to encourage stock ownership by employees and management, to permit the Company to attract and retain officers, directors, key employees, advisors and consultants, and to continue to provide incentives and promote the financial success and progress of the Company. In addition, the grant of stock options can be made without the expenditure of the Company's limited cash or other liquid resources, which are being preserved for the Company's expanded international oil exploration efforts and its planned development in domestic oil and gas reserves. Accordingly, the shareholders are being asked to increase the number of shares reserved under the Plan from 1,200,000 to 1,500,000.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
               "FOR" THE AMENDMENT TO THE STOCK OPTION PLAN.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all reports filed pursuant to Section 16(a). One of the Company's principal shareholders, Victoria Petroleum NL ("VP") failed to make a timely filing of two ownership reports required by Section 16(a) with the Securities and Exchange Commission. VP failed to filed timely reports on Form 4 relating to the purchase of 10,000 shares of the Company's Common Stock in October 1998 and the purchase of 9,000 shares in two transactions in May 1999 through one of its subsidiaries, Victoria Petroleum USA, Inc. The reports were filed on July 1, 1999.

                  ANNUAL REPORT AND FINANCIAL STATEMENTS

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 accompanies this Proxy Statement. The audited financial statements of the Company are included in the Form 10-K. Copies of the exhibits to the Form 10-K are available from the Company upon written request of a shareholder and payment of the Company's out-of-pocket expenses addressed to Kristina Miller, 999 18th Street, Suite 2490, Denver, Colorado 80202. The Commission also maintains a site on the World Wide Web at http://www.sec.gov/edgarhp.htm that contains the Form 10-K, the exhibits filed with the Form 10-K and other information concerning the Company which have been electronically filed by the Company with the Commission.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

     Any proposal by a shareholder intended to be presented at the Company's 2000 annual meeting of shareholders must be received at the offices of the Company, 999 18th Street, Suite 2490, Denver, Colorado 80202, not later than June 30, 2000.

                               OTHER MATTERS

     The Board of Directors knows of no other matter to be brought before the shareholders' meeting. If other matters properly come before the meeting, holders of Proxies solicited and received hereunder will vote in their best judgment.

     Under Colorado law, unless otherwise provided in the Company's Articles of Incorporation, for the election of directors, subject to the effect of cumulative voting, the ratification of the independent certified public accountants and the amendment to the Plan, the vote or concurrence of a majority of the outstanding shares entitled to vote thereon is required. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast for the election of directors and the other proposals will be counted as votes in favor or affirmative votes.


                                 APPENDIX


                                   PROXY
                           KESTREL ENERGY, INC.
                        999 18TH STREET, SUITE 2490
                          DENVER, COLORADO 80202
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy L. Hoops and Mark A. Boatright as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Kestrel Energy, Inc. held of record by the undersigned on October 22, 1999 at the annual meeting of shareholders to be held on December 8, 1999 or any adjournment thereof.

1.   TO ELECT SIX DIRECTORS
     ---------  FOR all nominees listed below
     ---------  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. TO CUMULATE VOTES FOR ANY INDIVIDUAL NOMINEE, WRITE IN THE NUMBER OF CUMULATIVE VOTES TO BE CAST OPPOSITE SUCH NOMINEE'S NAME. FOR AN EXPLANATION OF CUMULATIVE VOTING, SEE "VOTING OF SHARES" IN THE ENCLOSED PROXY STATEMENT.)

     Nominee                  Cumulative Votes
     -------                  ----------------
     Timothy L. Hoops         ----------------

     Nominee                  Cumulative Votes
     -------                  ----------------
     Robert J. Pett           ----------------

     Nominee                  Cumulative Votes
     -------                  ----------------
     Kenneth W. Nickerson     ----------------

     Nominee                  Cumulative Votes
     -------                  ----------------
     Mark A. Boatright        ----------------

     Nominee                  Cumulative Votes
     -------                  ----------------
     John T. Kopcheff         ----------------

     Nominee                  Cumulative Votes
     -------                  ----------------
     Mark A.E. Syropoulo      ----------------

2. TO APPROVE AND RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND AUDITORS FOR THE YEAR ENDING JUNE 30, 2000

     FOR  -------------    AGAINST  -------------    ABSTAIN  ------------

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN

     FOR  -------------    AGAINST  -------------    ABSTAIN  ------------

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3 above.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated -----------------------, 1999     ----------------------------------
                                                   Signature
                                        ----------------------------------
                                           Signature if held jointly

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE


                                 APPENDIX


                           KESTREL ENERGY, INC.
                             STOCK OPTION PLAN
                       as amended September 20, 1999


     SECTION 1. PURPOSE. The purpose of the Kestrel Energy, Inc. (the "Company") Stock Option Plan (the "Plan") is to provide incentives for selected persons to promote the financial success and progress of the Company by granting such persons options to purchase shares of stock of the Company ("Option").

     SECTION 2.  GENERAL PROVISIONS OF THE PLAN.

     A. ADMINISTRATION. The Plan shall be administered by a committee comprised of two or more directors designated by the Board of Directors of the Company (the "Committee"). Notwithstanding the foregoing, if it would be consistent with all applicable laws, including without limitation Rule 16b-3, 17 C.F.R. 240.16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), then the Plan may be administered by the Board of Directors, and, if so administered, all subsequent references to the Committee shall refer to the Board of Directors. Any action of the Committee shall be taken by majority vote or by written consent of the Committee members.

     B. AUTHORITY OF THE COMMITTEE. Subject to other provisions of the Plan, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

          1.  to construe and interpret the Plan;

          2.  to define the terms used herein;

          3. to prescribe, amend and rescind rules and regulations relating to the Plan;

          4. to determine the persons to whom Options shall be granted under the Plan;

          5. to determine the time or times at which Options shall be granted under the Plan;

          6. to determine the number of shares subject to each Option, the price and the duration of each Option;

          7. to determine all of the other terms and conditions of Options; and

          8. to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

     C. NUMBER OF SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock subject to the Plan shall be 1,500,000, subject to adjustment as provided in the Plan. If any Options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares shall again be available for the purposes of the Plan.

     D. ELIGIBILITY AND PARTICIPATION. Subject to the terms of the Plan, Options may be granted only to such employees, officers, directors, consultants and advisors of the Company as the Committee shall select from time to time in its sole discretion; provided, however, that consultants and advisors shall be eligible only if they provide bona fide services that are not rendered in connection with the offer or sale of securities in a capital-raising transaction. A person may be granted more than one Option under the Plan. Furthermore, notwithstanding any contrary provision of the Plan, the Committee shall have no discretion to determine the amount, price or timing of grants hereunder to Committee members, except to the extent that the Committee's exercise of such authority is consistent with all applicable laws, including, without limitation, Rule 16b-3. Grants to Committee members shall be made in accordance with
Section 6 hereof. Only employees of the Company shall be eligible to receive Incentive Stock Options.

E. EFFECTIVE DATE OF PLAN. The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or about December 16, 1992, or at any adjournment thereof. The Plan shall be effective upon approval and adoption by the shareholders. To the extent required by paragraph F, subsequent amendments to the Plan shall be submitted to the Shareholders and such amendments shall be effective upon such approval. All other amendments shall be effective upon adoption by the Committee.

     F. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate ten years after the date on which the shareholders approve the Plan, unless sooner terminated by the Committee or the Board of Directors. No Options shall be granted under the Plan after that date. Subject to the limitation contained in paragraph E of this Section 2, the Committee or the Board of Directors may at any time amend or revise the terms of the Plan, including the form and substance of the Options to be used hereunder, provided that no amendment or revision shall be made without shareholders' approval which (i) increases the aggregate number of shares that may be issued pursuant to Options granted under the Plan, except as provided under paragraph G of this Section 2; or (ii) effects any change to the Plan which is required to be approved by shareholders by law.

     G. ADJUSTMENTS. If the outstanding shares of the Company's Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the aggregate number and kind of shares reserved to the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option.

     H. PRIOR OPTIONS AND OBLIGATIONS. No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Option, alter or impair any of that person's Options or rights or obligations under any Option granted under the Plan prior to that amendment, suspension or termination.

     I. Notwithstanding the exercise of any Option granted hereunder, no person shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon the exercise of his or her Option until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option until there has been full compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

     J. During the term of the Plan, the Company will at all times reserve and keep available for issuance a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction all requisite authority necessary to issue shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance of the stock as to which the requisite authority shall not have been obtained.

     K. The exercise of any Option is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. The Committee may, in its discretion, accept payment of such withholding taxes and liabilities from an Optionee in the form of shares of the Company's Common Stock or other property and may elect to deduct shares of Common Stock that would have otherwise been delivered to an Optionee upon exercise to satisfy all or a part of such taxes and liabilities.

     L. FAIR MARKET VALUE. The "fair market value" of the Common Stock on any given date means (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean between the highest and lowest reported sale prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treasury Regulation Section 20.2031-2 or successor regulations. With respect to the grant of Options, unless otherwise specified by the Committee at the time of grant, the valuation date shall be the date of grant. The Committee may specify in any grant of an Option that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period, provided, however, that if the Committee fails to specify a valuation period and there were no sales on the date of grant then fair market value shall be determined as if the Committee had specified a thirty (30) day valuation period for such determination, unless there is no established market for the Company's Common Stock in which case determination of fair market value shall be in accordance with clause (b) above.

     SECTION 3. OPTION TERMS AND CONDITIONS. Options granted under this plan may be Incentive Stock Options (within the meaning of Section 422 of the Internal Revenue Code (the "Code")) or nonqualified stock options.
The terms and conditions of Options granted under the Plan may differ from one another as the Committee shall in its discretion determine so long as all Options granted under the Plan satisfy the requirements of the Plan; provided, however, that any Options designated as Incentive Stock Options must comply with the provisions of the Plan specifically relating to Incentive Stock Options and the Code.

     SECTION 4. DURATION OF OPTIONS. Each Option granted hereunder shall expire on the date fixed by the Committee, which shall be not later than ten years after the date of grant; provided, however, that in the case of Incentive Stock Options granted to a 10% shareholder, no option shall be exercisable more than five years after the date of grant. In addition, each Option shall be subject to early termination as provided in the Plan.

     SECTION 5. OPTION PRICE. The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of grant. Such option price may be less than the fair market value of the Company's Common Stock on the valuation date or valuation period, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the shares on the valuation date or valuation period; provided, however that the exercise price of Incentive Stock Options shall be fixed by the Committee at not less than 100% of the fair market value of the Common Stock on the valuation date or valuation period; provided further, that in the case of Incentive Stock Options granted to a 10% shareholder, the exercise price of the option shall not be less than 110% of the fair market value of the Common Stock on the valuation date or valuation period.

     SECTION 6. GRANTS TO COMMITTEE MEMBERS. Except as provided in paragraph D of Section 2 hereof, the Committee shall have no discretion to determine the amount, price or timing of grants of Options to Committee members. Grants of Options to Committee members shall be made at the discretion of the Board of Directors (with members of the Committee abstaining) or in accordance with a formula established by the Board of Directors; provided, however, that if the Board of Directors fails to make a discretionary grant of Options or otherwise establish a formula by which Options are granted to Committee members in any fiscal year of the Company, then automatic grants of Options to Committee members shall be made on the following September 30th. Such automatic grants to Committee members shall be nonqualified Options for 5,000 shares per Committee member and the exercise price shall be 100% of the fair market value of the Company's Common Stock based on a valuation period consisting of the thirty (30) day period ending September 29 of such year.

     SECTION 7. LIMITATIONS ON ACQUIRING VOTING STOCK. No Optionee who is not an officer or director of the Company is eligible to receive or exercise any Option which, if exercised, would result in that person becoming the beneficial owner, as defined in the Exchange Act, of more than 5% of the outstanding voting stock of the Company without the unanimous consent of the Board of Directors.

     SECTION 8. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the Committee. No Option may be exercised for a fraction of a share of Common Stock. The option price shall be paid at the time of exercise of the Option (i) in cash; (ii) by certified or cashier's check;
(iii) if permitted by the Committee, with shares of the Company's issued and outstanding Common Stock; or (iv) by any other means permitted by the Committee in its discretion after determination that such means are consistent with all applicable laws and regulations. If any portion of the purchase price at the time of exercise is paid in shares of the Company's Common Stock, those shares shall be tendered at their fair market value on the date of exercise.

          The Committee may also permit an Optionee to effect a net exercise of an option without tendering any shares of the Company's stock as payment for the Option. In such an event, the Optionee will be deemed to have paid for the exercise of the Option with shares of the Company's stock and shall receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of Options exercised. Members of the Committee may effect a net exercise of their Options only with the approval of the Board of Directors.

          The Committee may also cause the Company to enter into arrangements with one or more licensed stock brokerage firms whereby Optionees may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the exercise price for the option and the withholding taxes, if any, and then to transmit that portion of the proceeds from such sales to the Company to pay such obligations.

     SECTION 9, ACCELERATION OF OPTIONS. Notwithstanding the first sentence of Section 8 hereof, if the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 9 is not consummated, but rather is terminated, cancelled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

     SECTION 10. WRITTEN NOTICE REQUIRED. Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and payment for the shares with respect to which the Option is exercised has been received by the Company in accordance with
Section 8 hereof.

     SECTION 11. LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS. To the extent required by the Code, the aggregate fair market value
(determined at the time the Option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (including all plans of the Company and its subsidiaries) shall not exceed $100,000.

     SECTION 12. COMPLIANCE WITH SECURITIES LAWS. Shares shall not be issued with respect to any Option granted under the Plan unless the exercise of that Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, which compliance shall be determined by counsel for the Company. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the exercise of the Option restricting their transferability if and to the extent required by law, the terms of the Option or the Plan.

     SECTION 13. Each Optionee, if requested by the Committee, must agree in writing as a condition of the granting of an Option, to remain in the employ of the Company or to remain as a consultant or advisor to the Company following the date of grant for a period or periods specified by the Committee, which period(s) shall in no event exceed an aggregate of four years. Nothing in the Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued employment or retainer by the Company, or limit in any way the right of the Company to terminate or alter the terms of that employment or consulting arrangement at any time.

     SECTION 14. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT, DIRECTOR, CONSULTANT OR ADVISOR STATUS. If an Optionee ceases to be employed by the Company or ceases to serve as a director, consultant or advisor of the Company for any reason other than death, his or her Option shall immediately terminate; provided, however, that the Committee may, in its discretion, allow the Option to remain exercisable (to the extent exercisable on the date of termination of employment or retainer) for up to one additional year for each year of service to the Company by the Optionee (up to a maximum of five years after the date of termination), unless either the Option or the Plan otherwise provides for earlier termination; and provided further that, for purposes of determining when a director no longer serves the Company, the period during which post-retirement or similar benefits, if any, are paid to the director by the Company shall be deemed to be continued service.

     SECTION 15. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while he or she is an employee, director, consultant or advisor of the Company, his or her Option shall remain exercisable for one year after the date of death, unless either the Option or the Plan otherwise provides for earlier termination. During such exercise period after death, the Option may be fully exercised, to the extent that it remained unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by laws of descent and distribution.

     SECTION 16.  WAIVER OF VESTING RESTRICTIONS IN THE EVENT OF
RETIREMENT. Notwithstanding any provision of the Plan, in the event an Optionee retires as an employee or director of the Company, the Committee shall have the discretion to waive any vesting restrictions on the retiree's Options.

     SECTION 17. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or by his or her guardian or legal representative.

     SECTION 18. The Company shall furnish to each Optionee a copy of the annual report sent to the Company's shareholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Form 10-K Annual Report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.